Exhibit 99.1

NEWS RELEASE

GOLDEN QUEEN MINING ENTERS INTO SHARE PURCHASE AGREEMENT

VANCOUVER, BRITISH COLUMBIA February 8, 2019 – Golden Queen Mining Co. Ltd. (TSX:GQM, OTC:GQMNF) (the “Company” or “Golden Queen”) announces that it has entered into a binding share purchase agreement (the “Agreement”) with a group of purchasers including Thomas M. Clay and certain members of the Clay family and associated entities (collectively the “Purchaser”), whereby the Purchaser will acquire 100% of the Company’s 50% ownership interest in the Soledad Mountain Project (the “Transaction”). The Company has agreed to sell 100% of the shares of its subsidiary Golden Queen Mining Holdings Inc., which owns 50% of the outstanding units of Golden Queen Mining, LLC (the “Purchased Units”).

The Share Purchase Agreement

Under the terms of the Agreement, the purchase price consists of: (i) extinguishment of all amounts owing to the Purchaser by the Company (approximately US$26.6 million as of the date hereof); (ii) cancellation of all of the Purchaser’s ownership interest in the Company (consisting of 177,701,229 shares, 457,500 options and 18,000,000 warrants); and (iii) cash consideration of US$4.25 million. In addition, if at any time prior to June 30, 2020, the Purchaser sells or transfers the Purchased Units for net proceeds greater than US$55 million (subject to adjustment in certain circumstances), the Purchaser agrees to pay the Company an amount equal to 20% of such excess proceeds (the “Contingent Payment”).

The consideration offered by the Purchasers totals US$37.2 million (excluding the Contingent Payment), based on the volume weighted average price (“VWAP”) of the Golden Queen shares on the OTCQX Best Market for the 20 trading days ended February 7, 2019 of US$0.0355, and including the principal and accrued interest payable to the Purchaser for the amounts owing.

Benefits to Golden Queen Shareholders

•	Resolves going concern issue and the possibility of entering into bankruptcy and insolvency proceedings by eliminating all outstanding debt payable by the Company, including a scheduled debt repayment on February 8, 2019, and additional payments due in April 2019 and May 2019
•	Eliminates majority ownership position, materially increasing retained ownership by remaining Golden Queen shareholders
•	Provides a meaningful cash treasury to assess various options to provide or return value to Golden Queen shareholders

Paul Blythe, Chairman of the Special Committee of Golden Queen, stated, “While the operations at the Soledad Mountain Project have seen slight improvements in recent months, the looming debt repayments, lack of free cash flow generation by the mine to service these debts and additional near term cash call requirements, have led the Special Committee to form the view that, in the absence of a superior alternative, the Transaction is in the best interest of Golden Queen shareholders. The Transaction provides minority shareholders with the opportunity to participate in the future of Golden Queen as it assesses future opportunities with its substantial treasury and clean balance sheet rather than go through the uncertainty and significant costs of a lengthy insolvency process.”

Special Committee Recommendation

A committee comprised of independent members of Golden Queen’s board of directors, being Paul Blythe, Bryan Coates and Bernard Guarnera (the “Special Committee”), was constituted to, among other things, review and evaluate the terms of the proposed acquisition by the Purchaser and other alternatives and to make a recommendation in respect of the Transaction and other related matters. The Special Committee engaged Ernst & Young LLP (“EY”) to provide a formal valuation and fairness opinion with respect to the Transaction (the “EY Formal Valuation and Fairness Opinion”) as required by Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Prior to entering into the Agreement, the Special Committee received a preliminary EY Formal Valuation and Fairness Opinion that concluded that in EY’s opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Transaction is fair from a financial point of view to the Golden Queen shareholders, other than the Purchasers.

Following an extensive review and analysis of the Transaction and the consideration of other alternatives, the Special Committee, after receiving advice from its legal and financial advisors, and following receipt of the preliminary EY Formal Valuation and Fairness Opinion, unanimously approved the Transaction and recommend that the Golden Queen shareholders vote in favour of the Transaction. Thomas Clay recused himself from all discussions of the Transaction and has resigned as a director and officer of the Company prior to it entering into the Agreement.

Transaction Conditions and Timing

The Transaction will be implemented through the terms of a share purchase agreement and will require the approval of: (i) 66 2/3% of the votes cast by the holders of Golden Queen’s common shares; and (ii) a simple majority of the votes cast by holders of Golden Queen common shares after excluding any votes of the Purchasers and certain other persons required to be excluded under MI 61-101, voting in person or by proxy, at a special meeting of Golden Queen shareholders to consider the Transaction (the “Special Meeting”).

The completion of the Transaction will also be subject to obtaining required regulatory, Toronto Stock Exchange and other approvals, and satisfaction of closing conditions customary for a transaction of this nature. The Agreement allows the Company, from the date hereof until April 1, 2019 (the “Go Shop Period”), to continue to solicit an alternative acquisition proposal that is superior to the terms of the Transaction in accordance with the Agreement (the “Superior Proposal”). The Agreement also provides for customary deal-protection provisions, including a right for the Purchaser to match any Superior Proposal and includes a termination fee of US$1 million, payable by Golden Queen, under certain circumstances (including if the Agreement is terminated in connection with Golden Queen accepting a Superior Proposal).

It is anticipated that the Special Meeting will be held in May 2019 and the Transaction is expected to close shortly thereafter, subject to receipt of all necessary approvals and satisfaction of the closing conditions.

Advisors and Counsel

Maxit Capital LP is acting as financial advisor to Golden Queen in connection with the Transaction. Morton Law LLP is serving as Canadian counsel to Golden Queen and Dorsey & Whitney LLP is acting as US counsel to Golden Queen. Blake, Cassels & Graydon LLP is serving as counsel to the Special Committee.

Sullivan & Worcester LLP and Stikeman Elliott LLP are serving as counsel to the Purchaser.

Additional Information about the Proposed Transaction

A copy of the EY Formal Valuation and Fairness Opinion, and a description of the various factors considered by the Special Committee in its determination to support the Transaction, as well as other relevant background information, will be included in the management information circular to be sent to the Company’s shareholders at least 21 days in advance of the Special Meeting. The management information circular, the Agreement, and certain related documents will be filed with the Canadian and United States securities regulators and will be available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

For further information please contact:

Brenda Dayton
Telephone: 778.373.1557
Email: bdayton@goldenqueen.com

Caution with Respect to Forward-Looking Statements:  Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and US securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “expects”, “will”, “will continue to”, or similar terminology. Forward-looking statements include but are not limited to, statements related to expected production rates, ore output and grade results, plans and intentions with respect to activities on the Project, and the results of ongoing drilling supporting past resource estimates, the ability of the Company to consummate the Transaction on the terms of the Agreement, the anticipated timing of holding the Special Meeting and the receipt of necessary approvals including shareholder, Toronto Stock Exchange, regulatory and other third party approvals. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release regarding our intentions including, without limitation, risks and uncertainties regarding: accidents; equipment breakdowns; commodity prices; changes in planned work resulting from logistical, technical or other factors; that results of operations on the Project will not meet projected expectations due to any combination of technical or operational factors; and other risks and uncertainties disclosed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.